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                                                                   Exhibit 23(g)


                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Joint Proxy Statement of Pinnacle Financial Services, Inc., Indiana Federal Corporation, and CB Bancorp, Inc., which is referred to and made a part of this Prospectus and Amendment No. 3 to the Registration Statement (Form S-4 No. 333-19729) of Pinnacle Financial Services, Inc. for the registration of its common stock and to the incorporation by reference of our report dated
February 28, 1997, with respect to the consolidated financial statements of Indiana Federal Corporation, incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-66618) pertaining to the 1986 Stock Option and Incentive Plan of Indiana Federal Corporation of our report dated February 28, 1997, with respect to the consolidated financial statements of Indiana Federal Corporation incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 1996.



Ernst & Young LLP


Chicago, Illinois
June 10, 1997